Exhibit 4.1

                          OnCourse Technologies, Inc.
                               Stock Option Plan

                           EFFECTIVE JANUARY 1, 2001

1.   PURPOSE.
     -------

     The primary purpose of this Stock Option Plan (the "Plan") is to provide an incentive for employees of OnCourse Technologies, Inc. (the "Company") and any subsidiaries of the Company (the "Subsidiaries") to exert their best efforts on behalf of their employer. By enabling and encouraging such individuals to acquire a greater stock interest in the Company, thereby increasing their proprietary interest in the business, the Company hopes to encourage their continued service and, as a consequence, advance the interests of the Company and all its stockholders.

     Two secondary purposes of the Plan are: (1) to aid in the recruitment and retention of key personnel and, (2) to enhance business relationships by issuance of options to non-employees.

2.   Definitions.
     -----------

     a)   "Board" - the Board of Directors of the Company.

     b) "Purchase Price" - the Purchase Price per share of stock as shall be determined by the Board with full authority and discretion.

     c) "Options" - grants of options to purchase shares of the Company's Common Stock under the Plan.

     d) "Option Right" - the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

     e) "Outstanding Option" - at any time, an Option granted by the Company pursuant to the Plan, whether or not such Option is at such time exercisable, to the extent that such Option at such time has not been exercised and has not terminated.

     f) "Participants" - persons to whom Options have been granted under the Plan, including employees of the Company or any Subsidiary ("Employee Participants") as well as non-employees ("Non-employee Participants"). When appropriate, the term "Participant" shall also be deemed to refer to the successor or assignee of a Participant including, a Participant's legal representative.

     g) "Termination for Cause" - conduct, activities or performance by the Employee Participant which, in the judgment of the Company, based upon the information then in its possession, is detrimental to its and/or its Subsidiaries' interests, business, goodwill or reputation. Both the Employee Participant and the Company recognize that it is not possible to describe every circumstance in which "Termination for
          Cause" would exist. By way of illustration only, "Termination for Cause" includes, but is not limited to: termination for cause by the employing Company or Subsidiary of any written employment agreement or independent contractor agreement with the Participant; violation of any law (other than minor traffic offenses); excessive absenteeism; failure or refusal to perform duties or obligations under the Stock Option Agreement; violation of the Employee Participant's confidentiality and/or noncompetition obligations; insubordination; theft or abuse of Company or Subsidiary property or of the property of its or their customers, employees, contractors or business associates; dishonesty; working while intoxicated; violation of the Company or Subsidiary rules, policies, procedures or practices; abuse of benefits, privileges or employment; unprofessional conduct toward or unlawful discrimination against the Company's or any Subsidiary's employees, customers, business associates, contractors or visitors; and/or unauthorized conduct which creates a risk of loss or liability to the Company and/or any Subsidiary or of damaging its or their reputation or interests. The provisions of this subsection shall not affect the at-will nature of the Employee Participant's employment or the right of the Company or Subsidiary, as the case may be, to terminate the Employee Participant's employment without cause.

3.   Administration.
     --------------

     a) This Plan shall be administered by the Board, which may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be made by an affirmative vote of a majority of the members of the Board at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Company's Bylaws, all decisions made in selecting Participants, establishing the number of shares and terms applicable to each Option and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders and all Participants.

     b) Each Option shall be evidenced by an agreement (the "Stock Option Agreement"), which shall contain such terms and conditions not inconsistent with this Plan as may be approved by the Board and which shall be signed by both an officer of the Company and the Participant.

     c) This Plan, and any Stock Option Agreement, and any of their provisions shall be subject to the interpretation of the Board, at its sole discretion, and any such interpretation shall be final, binding and conclusive on all persons, including the Company, its stockholders, its employees and any Plan Participants.

4.   Effective Date and Duration.
     ---------------------------

     The Plan shall become effective as of January 1, 2001. Unless sooner terminated by the Board, the Plan will terminate on December 31, 2010, and no Options may be made or granted under the Plan after such date; however, shares issuable upon the exercise of Options granted on or prior to such date may be subsequently delivered or made to Participants in accordance with the terms and conditions applicable to their respective Options.

5.   Eligibility.
     -----------

     a) Options may be made and granted under the Plan to all Employees, including officers and directors who are Employees of the Company and/or any of its Subsidiaries. Such Employee Participants shall be selected from time to time by the Board on the recommendation of the officers of the Company.

     b) Options may be made and granted under the Plan to certain recipients who are not employees of the Company and/or its Subsidiaries. Such Non-employee Participants shall be chosen by the Board upon the recommendation of the officers of the Company.

     c) Employees who have been placed on probation due to non-performance or for any other disciplinary reason by the President or Board of Directors shall not possess the right to exercise any Option during the period of said probation.

     d) The Board may set forth eligibility requirements, and/or change any such eligibility requirements at any time, in any manner, with or without notice.

6.   Amendment and Termination of the Plan.
     -------------------------------------

     The Board may at any time terminate the Plan, or from time to time make such amendments thereto, including additions or deletions, as the Board deems advisable in its sole discretion, with or without notice, except that no amendment may adversely affect any Option previously made or granted to a Participant. No amendment shall be made, however, unless approved by the stockholders of the Company, which would increase the maximum number of shares as to which Options may be granted, extend the period during which Options may be granted or made or materially modify the requirements as to eligibility for participation in the Plan.

7.   Rights and Limitations.
     ----------------------

     a) No Employee or any other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan or any action taken hereunder shall be construed as giving any Employee any right to be retained by the Company or any Subsidiary, or limit the right of the Company or any Subsidiary to terminate the employment of any Employee Participant at any time, or to change the terms of such employment.

     b) No Participant shall become, or shall have any of the rights and privileges of a stockholder of the Company with respect to any shares of stock purchasable or issuable upon the exercise of any Outstanding Option prior to the date of exercise of such Option.

8.   Other Company Plans.
     -------------------

     The adoption of the Plan shall not affect any other compensation or incentive plan in effect for the Employees of the Company or any Subsidiary, and the Plan shall not preclude the Board from establishing any other forms of compensation for said Employees.

9.   Stock Subject to the Plan.
     -------------------------

     a) Subject to adjustments made pursuant to subsection (b) of this Section 9, the total number of shares which may be granted under the Plan (which shares may be authorized but unissued shares or treasury shares) is 1,000,000 shares of Common Stock. To the extent that any Outstanding Options shall expire or terminate, in whole or in part, without having been exercised, the number of shares subject thereto shall again become available for the granting of Options under the Plan, and said shares may thus be re-optioned.

     b) In the event there is a reclassification of, subdivision of, combination of, stock dividend on, exchange of, or other change in the stock or other securities of the Company with respect to its standing Common Stock, or any other similar event, the maximum number and class of shares subject to Outstanding Options and the price per share payable upon exercise of such Outstanding Options shall be appropriately adjusted by the Board, whose determination shall be conclusive.

10.  Effect of Reorganization.
     ------------------------

     If, prior to the expiration of any Outstanding Option, there shall be a merger, consolidation, or reorganization of the Company with another corporation or other entity in which the Company is not the surviving corporation, the holder of any Outstanding Option shall thereafter be entitled to receive, upon exercise of the unexercised portion of the Outstanding Option, an equivalent number and kind of shares, securities or other property as he would have received had he exercised the unexercised portion of the outstanding Option immediately prior to such merger, consolidation or reorganization. Notwithstanding the foregoing and with reference to the transactions described in the preceding sentence, any Participant may agree to the assumption of his Outstanding Option by a corporation or other entity other than the Company or the substitution of a stock or other equity option of a corporation or other entity other than the Company for his Outstanding Option.

11.  Procedure for Granting of Options.
     ---------------------------------

     a) Subject to the terms, provisions and conditions of the Plan, the Board shall select the Participants from the recommendations made by the Company's officers, determine the number of shares of Common Stock subject to each Option, determine the time or times when any Option will be granted, determine the time or times when each Option may be exercised, and establish the purchase price per share. The appropriate officers of the Company shall prescribe the form, which shall be consistent with the Plan, of the instruments evidencing any Options granted hereunder.

     b) As a condition to the granting of an Option, each Participant shall be required to enter into an Stock Option Agreement with the Company which shall contain such provisions consistent with the Plan as may be prescribed by the Board, including such restrictions as to the transferability of the shares to be issued upon the exercise of an Option as the Board may, in its discretion, deem appropriate. Such restrictions may be for the purpose of assuring compliance with any applicable securities laws (as contemplated by Section 16 below) or for other reasons deemed advisable by the Board.

12.  Option Price.
     ------------

     The Purchase Price per share of Common Stock under each Option granted pursuant to the Plan shall be determined by the Board.

13.  Duration of Options.
     -------------------

     Each Option granted under the Plan shall terminate not later than (10) years after the date on which it is granted. The Board may, in its discretion, provide a shorter time period for any individual Option, which time period shall be disclosed in the Stock Option Agreement.

14.  Non-transferability of Options.
     ------------------------------

     Except as provided in Section 17 below, no Option granted under the Plan shall be transferable by the Participant for any reason whatsoever, whether during his or her lifetime or at death, and each Option may be exercised, during a Participant's lifetime, only by him or her or by a legal representative acting on behalf of the Participant.

15.  Exercise of Options.
     -------------------

     a) Each Option shall be exercisable according to terms set by the Board at the time of the grant and incorporated into the Stock Option Agreement. The Board may direct that an Option becomes exercisable in installments, which need not be annual installments, over a period that may be less than the term of the Option. At such time as an installment shall become exercisable, it may be exercised at any time thereafter, in whole or in part, until the expiration or termination of the Option. Any Option not exercised on or before the date of expiration of the Option shall terminate. Only full shares which a Participant is entitled to purchase in accordance with the Option will be issued, and no fractional shares will be issued.

     b) Options granted under the Plan may be exercised by the Participants without regard to the date of the grant of any other Options granted hereunder.

     c) A Participant may purchase shares pursuant to an Outstanding Option only by giving the Company written notice of his election to exercise such Option, specifying the number of shares to be purchased.

16.  Registration.
     ------------

     Each Option granted under the Plan shall be subject to the condition that if, at any time, in the opinion of counsel for the Company, the registration, listing, or qualification of the shares is required under any securities exchange or under any law, or if the consent or approval of any governmental regulatory body is necessary, or if the updating, amendment or revision of any registration statement, listing application or similar document is required as a condition of, or in connection with, the purchase of shares under such Option, no such Option may be exercised unless and until such registration, listing, qualification, consent, approval, updating, amendment, or revision shall have been effected or obtained free of any conditions not acceptable to the Board. The Board may, as a condition to the exercise by a Participant of an Option, require that the Participant agree in writing that he will not dispose of the shares to be acquired upon such exercise in a transaction which, in the opinion of counsel for the Company, would violate any securities laws or regulations promulgated thereunder. The Board shall have the authority to require additional agreements or impose additional conditions which it reasonably believes are necessary or desirable to assure compliance with all laws or regulations and which are for the general benefit of the Company.

17.  Termination of Employment.
     -------------------------

     a) Except as expressly provided in this Section 17, if any Employee Participant ceases to be an employee of the Company or any Subsidiary for any reason, any Outstanding Option granted to such Participant, and all other rights of such Employee Participant under this Plan relating to such Outstanding Option, including but not limited to the right to purchase shares pursuant such Outstanding Option, shall thereupon terminate.

     b) If an Employee Participant's employment is terminated by reason of his death, permanent disability or retirement or is terminated by the employing Company or Subsidiary other than as a Termination for Cause, then any Outstanding Options of such Employee Participant may be exercised by the Employee Participant or the Employee Participant's heirs (estate), as the case may be, within ninety days of the Employee Participant's termination of employment. Any such Outstanding Option not exercised within such ninety-day period shall thereupon terminate.

18.  Termination of Service.
     ----------------------

     In the event that an Option has been granted to a Non-Employee Participant, any occurrences that can result in a termination of such Option, including the discontinuance of any business relationship between the Company or any Subsidiary and the Non-Employee Participant, shall be provided in the Stock Option Agreement.

19.  Withholding Taxes.
     -----------------

     Upon the exercise of an Option by an Employee Participant, the employing Company or Subsidiary, as the case may be, shall have the right to withhold an appropriate amount from such Employee Participant's compensation to satisfy applicable withholding rules for income and employment taxes.

20.  Use of Proceeds.
     ---------------

     The proceeds received from the sale of Common Stock pursuant to the Plan may be used for any purpose of the Company.

21.  Governing Law.
     -------------

     This Plan has been made in and shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to its conflict of laws provisions.

22.  WAIVER OF TRIAL BY JURY.
     -----------------------

     ALL PARTIES WAIVE THE RIGHT TO JURY TRIAL ON ANY ISSUE RELATED TO THIS PLAN AND/OR THE OPTIONS GRANTED HEREUNDER.